EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
 CNS, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-19044, 33-29454, 33-42971 and 33-59719) on Form S-8 of CNS, Inc. of our
reports dated January 26, 1996, relating to the balance sheets of CNS, Inc. as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity, cash flows, and related financial statement schedule for each of the years in the three-year period ended December 31, 1995, which reports appear in the December 31, 1995 annual report on Form 10-K of CNS, Inc.

                                                KPMG Peat Marwick LLP

Minneapolis, Minnesota
March 8, 1996